EXHIBIT 10.24

eWELLNESS HEALTHCARE CORPORATION

Rule 10b5-1 Sales Plan

(Stock Only – Rule 144)

NOTE: This Rule 10b5-1 Sales Plan conveys the Seller’s indication of the amount, price and date of stock sales with such specificity that Garden State Securities, Inc. (“GSS” or the “Agent”) does not have any discretion over how, when and whether to sell shares of common stock of eWellness Healthcare Corporation, par value $0.001 (the “Shares” or “Plan Shares”), other than the discretion inherent in applying ordinary principles of best execution.

The Rule 10b5-1 Sales Plan dated the 1st day of January 2018 (together with all Exhibits hereto, the “Sales Plan”) between __________(the “Seller”) and the Agent.

A.	Recitals

1.	This Sales Plan is entered into between Seller and the Agent for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c)(1) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	Seller is establishing this Sales Plan in order to permit the orderly disposition of a portion of Seller’s Shares of eWellness Healthcare Corporation (the “Issuer”), which is currently trading on the OTCQB (“Principal Market”).

B.	Seller’s Representations, Warranties and Covenants

1.	As of the date hereof, Seller is not aware of any material nonpublic information concerning the Issuer or its securities and is not subject to any legal, regulatory, or contractual restriction or undertaking that would prevent the Agent from conducting the trading plan in accordance with the Sales Plan. Seller is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

2.	The securities to be sold under this Sales Plan are owned free and clear by Seller (subject, in the case of shares underlying Options, only to the compliance by Seller with the exercise provisions of such Options) and are not subject to any liens, security interests or other encumbrances or limitations on disposition other than those that may be imposed by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

3.	While this Sales Plan is in effect, Seller agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Sales Plan, unless this Sales Plan is modified or terminated in accordance with the terms hereof agrees not to alter or deviate from the terms of this Sales Plan.

4.	Seller Agrees to:

a.	provide the Agent with a certificate dated as of the date of this Sales Plan and signed by the Issuer substantially in the form of Exhibit A (Issuer Representation) to this Sales Plan prior to commencement of the Plan Sales Period (as defined below).

b.	notify the Agent’s Compliance Department by telephone at the number set forth below as soon as practicable if Seller becomes aware of (i) the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A to this Sales Plan; (ii) a change in the Issuer’s insider trading policies, so that the sales to be made by or through the Agent for the account of Seller pursuant to the Sales Plan would violate these policies; or (iii) a determination by the Issuer’s board of directors or chief executive officer that purchases or sales pursuant to the Sales Plan would have a material adverse effect on the Issuer’s financial condition. In the case of a notice relating to clause (i) above. Such notice shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller and shall not in any way communicate any material nonpublic information about the Issuer or its securities to the Agent. Such notice shall be in addition to the notice required to be given to the Agent by the Issuer pursuant to the certificate set forth as Exhibit A to this Sales Plan.

5.	The execution and delivery of this Sales Plan by Seller and the transactions contemplated by this Sales Plan will not contravene any provision of applicable law or any agreement or other instrument binding on Seller or any of Seller’s affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller or Seller’s affiliates.

6.	Seller agrees with respect to the Stock subject to trading pursuant to this Sales Plan (“Stock”), that until this Sales Plan has been terminated, Seller shall not (i) enter into a binding contract with respect to the purchase or sale of Stock with another broker, dealer or financial institution (each, a “Financial Institution”), (ii) instruct another Financial Institution to purchase or sell Stock or (iii) adopt a plan for trading with respect to Stock other than this Sales Plan. Notwithstanding the foregoing, Seller shall notify the Agent in connection with any sales of Stock of the Issuer prior to such sale.

7.	Seller agrees that it shall not, directly or indirectly, communicate any material, nonpublic information relating to the Stock or the Issuer to any employee of the Agent or its affiliates who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect.

8.	Seller agrees:

a.	to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller. In order to promote compliance with such filing requirements, the Agent agrees to use reasonable efforts to transmit transaction information for open market transactions under this Sales Plan via email to Issuer by the close of business on the day of any sale, and shall in any event transmit such information no later than the close of the business on the first business day after any sale. Emails with transaction information shall be sent to:

- _________: ______________________

- _________: ______________________

b.	that Seller shall at all times during the Plan Sales Period (as defined below), in connection with the performance of this Sales Plan, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

9.	If the Stock is to be sold under Rule 144:

a.	Seller represents and warrants that the Stock to be sold under this Sales Plan is currently eligible for sale under Rule 144.

b.	Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the sales under this Sales Plan not to meet all applicable requirements of Rule 144.

c.	Seller agrees to complete, execute and deliver to the Agent Forms 144 for the sales to be effected under this Sales Plan at such times and in such number of copies as the Agent shall request, and following such delivery, the Agent agrees to file such Forms 144 on behalf of Seller as required by applicable law.

d.	Seller hereby grants the Agent a power of attorney to complete and/or file on behalf of Seller any required Forms 144. Notwithstanding such power of attorney, Seller acknowledges that the Agent shall have no obligation to complete or file Forms 144 on behalf of Seller except as set forth in subparagraph (c).

e.	the Agent agrees to conduct all sales under this Sales Plan in accordance with the manner of sale requirement of Rule 144 of the Securities Act and in no event shall the Agent effect any sale if such sale would exceed the then-applicable amount limitation under Rule 144, assuming the Agent’s sales under this Sales Plan are the only sales subject to that limitation.

f.	Seller agrees to complete, execute and deliver to the Agent a Seller Representation Letter dated as of the date of this Sales Plan substantially in the form of Exhibit B to this Sales Plan prior to the commencement of the Plan Sales Period

10.	Seller acknowledges and agrees that Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock under this Sales Plan.

C.	Implementation of the Plan

1.	Seller hereby appoints the Agent to sell shares of Stock pursuant to the terms and conditions set forth below. Subject to such terms and conditions, the Agent hereby accepts such appointment.

2.	the Agent is authorized to begin selling Stock under this Sales Plan on December __, 2017 at the open of the Principal Market and shall cease selling Stock on the earliest to occur of: (i) the date on which the Agent is required to terminate sales under this Sales Plan pursuant to paragraph D.1.a below; (ii) the date on which the Agent receives notice of the death of Seller; (iii) the date that the Issuer or any other person publicly announces a tender or exchange offer with respect to the Stock; (iv) the date of public announcement of a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Stock will be exchanged or converted into shares of another company; (v) the date on which the Agent receives notice of the commencement of any proceedings in respect of or triggered by Seller’s bankruptcy or insolvency; (vi) the date on which the Agent, Issuer or Seller reasonably determines that the Sales Plan does not comply with Rule 10b5-1 or applicable securities laws; and (vii) (specify, by checking one or more of the boxes below, the date upon which the Agent will cease selling stock):

[ ]	_____________(Date) at the close of the Principal Market.

[ ]	the date that the aggregate number of shares of Stock sold under this Sales Plan is __________ shares;

[ ]	The date that the aggregate proceeds of sales pursuant to this Sales Plan (after deducting commissions and other expenses of sale) reaches $_________.

(the period during which the Agent is authorized to sell stock under this paragraph C.2 is referred to in this Sales Plan as the “Plan Sales Period”).

3.	a. the Agent shall sell the Daily Sale Amount (as defined below) for the account of Seller on each Sale Day (as defined below), subject to the following restrictions, if desired (check each applicable box):

[ ]	the Agent shall not sell any shares of Stock under this Sales Plan at a price of less than $ per share (before deducting commissions and other expenses of sale) (the “Minimum Sale Price”).

[ ]	(insert any other restrictions)____________________________________

b.	A “Sale Day” is (Select One):

[ ]	each Trading Day that the Principal Market is open for business.

[ ]	each Trading Day succeeding any period of __________consecutive Trading Days during which the closing price of the Stock on the Principal Market or, if applicable, as reported in the consolidated system was equal to or greater than _________.

[ ]	the first weekday of each month during the Plan Sales Period, provided that if any Sale Day is not a Trading Day, such Sale Day shall be deemed to fall on the next succeeding Trading Day. A “Trading Day” is any day during the Plan Sales Period that the Principal Market is open for business.

[ ]	Insert Other Conditions: _____________________________

c.	The “Daily Sale Amount” for any Sale Day shall be (please check the applicable box to indicate the amount of Stock that the Agent is to sell on each Sale Day):

[ ]	___________shares of Stock as per the price parameters set forth in the table below.

[ ]	an amount of Stock resulting in aggregate proceeds (after deducting commissions and other expenses of sale and exercise prices, withholding taxes and other expenses of exercise) of $____________.

[ ]	the amount set forth on the grid below opposite the per share price range that corresponds to the reported price of the opening reported market transaction in the Stock on such Sale Day.

Limit Price	Number of Shares of Stock to be Sold
If the price of Stock is $___________ or higher
If the price of Stock is $___________ or higher
If the price of Stock is $___________ or higher

[ ]	determined in accordance with the following formula:

d.	Subject to the restrictions set forth in paragraph C.3 above, the Agent shall sell the Daily Sale Amount on each Sale Day under ordinary principles of best execution at the then-prevailing market price.

e.	If, consistent with ordinary principles of best execution or for any other reason, the Agent cannot sell the Daily Sale Amount on any Sale Day, then (select one):

[ ]	the amount of such shortfall may be sold as soon as practicable on the immediately succeeding Trading Day under ordinary principles of best execution.

[ ]	the Agent’s obligation to sell Stock on such Sale Day under this Sales Plan shall be deemed to have been satisfied.

[ ]	N/A (other comments): ________________________

Nevertheless, if any such shortfall exists after the close of trading on the last Trading Day of the Plan Sales Period, the Agent’s authority to sell such shares for the account of Seller under this Sales Plan shall terminate.

f.	The Daily Sale Amount and the Minimum Sale Price, if applicable, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the Plan Sales Period.

4.	the Agent shall not sell Stock under this Sales Plan at any time when:

a.	the Agent, in its sole discretion, has determined that a market disruption, banking moratorium, outbreak or escalation of hostilities or other crisis or calamity has occurred, or

b.	the Agent, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Seller or Seller’s affiliates (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or the Stock), or

c.	the Agent has received notice from the Issuer or Seller of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A to this Sales Plan, or

d.	a sale effected under the Sales Plan fails to comply (or in the reasonable opinion of the Agent is not likely to comply) with Rule 144 of the Securities Act), or

e.	the Agent has received notice from Seller to terminate this Sales Plan in accordance with paragraph D.1 below.

5.	a.	Seller agrees to deliver the total shares of Stock to be sold under this Sales Plan (with the amount to be estimated by Seller in good faith, if the Daily Sale Amount is designated as an aggregate dollar amount) (the “Plan Shares”), into an account at the Agent in the name of and for the benefit of Seller (the “Plan Account”) and the Stock will be in street name, electronically transferable form, without legend or stop transfer within the Plan Account prior to the close of the Principal Market on the business day preceding the commencement of sales under this Sales Plan or this Sales Plan will automatically terminate.

b.	the Agent shall withdraw Stock from the Plan Account in order to effect sales of Stock under this Sales Plan. the Agent agrees to notify Seller promptly if at any time during the Plan Sales Period the number of shares of Stock in the Plan Account is less than the number of Plan Shares remaining to be sold under this Sales Plan. Upon such notification, Seller agrees to deliver promptly to the Plan Account the number of shares of Stock necessary to eliminate this shortfall.

c.	To the extent that any Stock remains in the Plan Account after the end of the Plan Sales Period or upon termination of this Sales Plan, the Agent agrees to return such Stock promptly to the Issuer’s transfer agent for relegending to the extent that such Stock would then be subject to transfer restrictions in the hands of the Seller.

6.	the Agent shall in no event effect any sale under this Sales Plan if the Stock to be sold is not in the Plan Account.

7.	the Agent may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise.

8.	Seller may instruct the Agent to sell or purchase shares of Stock other than pursuant to this Sales Plan. The parties hereto agree that any such sale or purchase transaction (i) will not be deemed to modify this Sales Plan unless Seller so requests in writing in accordance with paragraph D.1.d below and (ii) will be given by Seller to the Agent only if such transaction does not contravene any of the representations, warranties or covenants set forth in Section B of this Sales Plan.

D.	Amendment and Termination

1.	This Sales Plan may not be terminated prior to the end of the Plan Sales Period, except that:

a.	it may be terminated by Seller at any time upon one day’s prior written notice sent to the Agent’s Corporate Executive Services Department at the address or fax number set forth in paragraph G.4 below, and

b.	it may be terminated pursuant to Paragraph C.5.a of this Sales Plan

c.	it may be, at the Agent’s option, terminated if the Agent has received notice from the Issuer of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A to this Sales Plan.

d.	Notwithstanding the provisions of paragraph D.1. herein, this Sales Plan may only be amended pursuant to the Issuer’s insider trading policy and only after pre-clearance by the Issuer.

e.	This Plan may be amended by Seller only upon the written consent of the Agent and receipt by the Agent of the following documents, each dated as of the date of such amendment:

(i)	a representation signed by the Issuer substantially in the form of Exhibit A to this Sales Plan,

(ii)	a certificate signed by Seller certifying that the representations and warranties of Seller contained in this Sales Plan are true at and as of the date of such certificate as if made at and as of such date and

(iii)	a Seller’s Representation Letter completed and executed by Seller substantially in the form of Exhibit B to this Sales Plan.

E.	Indemnification; Limitation of Liability

1.	a. Seller agrees to indemnify and hold harmless the Agent and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to the Agent’s actions taken or not taken in compliance with this Sales Plan or arising out of or attributable to any breach by Seller of this Sales Plan (including Seller’s representations and warranties in this Sales Plan) or any violation by Seller of applicable laws or regulations; provided, however, that the indemnification provisions of this paragraph E.1.a shall not apply in the case of any claims, losses, damages or liabilities finally judicially determined to have resulted from the Agent’s gross negligence or willful misconduct. This indemnification shall survive termination of this Sales Plan.

b.	Notwithstanding any other provision of this Sales Plan, neither party shall be liable to the other party for:

(i)	special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or

(ii)	any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God.”

2.	Seller has consulted with Seller’s own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon the Agent or any person affiliated with the Agent in connection with Seller’s adoption and implementation of this Sales Plan.

3.	Seller acknowledges and agrees that in performing Seller’s obligations under this Sales Plan, neither the Agent nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Seller’s assets, or exercising any authority or control respecting management or disposition of Seller’s assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Seller or Seller’s assets. Without limiting the foregoing, Seller further acknowledges and agrees that neither the Agent nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any “investment advice” within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Seller’s assets.

F.	Agreement to Arbitrate Certain Disputes

The following disclosure is required by various regulatory bodies but should not limit the applicability of the following arbitration provision to or in any claim or controversy which may arise between Seller and the Agent.

This Agreement contains a predispute arbitration clause. By signing this Sales Plan, which includes the following arbitration agreement, the parties agree as follows:

●	Arbitration is final and binding on the parties. All parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

●	The parties are waiving their right to seek remedies in court, including the right to a jury trial. Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

●	Pre-arbitration discovery is generally more limited than and different from court proceedings. The ability of the parties to obtain documents, witness statements, and other discovery is generally more limited in arbitration than in court proceedings.

●	The arbitrators’ award is not required to include factual findings or legal reasoning, and any party’s right to appeal or seek modifications of rulings of the arbitrators is strictly limited. The arbitrators do not have to explain the reason(s) for their award.

●	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

●	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

●	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, are hereby incorporated into this Agreement.

●	The award of the arbitrators or of the majority of them shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

●	No person shall bring a putative or certified class action to arbitration, nor seek to enforce any predispute arbitration agreement against any person who has initiated in court a putative class action, or who is a member of a putative class action who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the Seller is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

●	Seller agrees, and in consideration of the Agent carrying an account for Seller, the Agent agrees, that all controversies which may arise between us, including any dispute involving the Agent’s present or former agents, employees, officers, and directors and including, but not limited to those involving transactions in this or any other account you have individually or jointly with or on behalf of another party at the Agent, including those in which you have a beneficial interest, or the construction, performance, or breach of this or any other agreement between us, whether entered into prior, on, or subsequent to the date hereof, shall be fully and finally determined by binding arbitration. Any arbitration under this Agreement shall be determined pursuant to the arbitration laws of the State of Missouri and Federal Arbitration Act, where applicable, before the Financial Industry Regulatory Authority (FINRA).

●	If Seller files a complaint in court against the Agent or its present or former employees, officers, or directors, the Agent may seek to compel arbitration of any such claims. If the Agent seeks to compel arbitration of such claims, the Agent must agree to arbitrate all of the claims contained in the complaint if the Seller so requests.

Seller acknowledges that the preferred forum for any dispute resolution involving controversies which may arise between Seller and the Agent is through arbitration pursuant to the terms of the arbitration provision found in this Agreement. In the unlikely event any controversy or dispute arising under this Agreement with the Agent is determined to be ineligible for arbitration, Seller agrees as follows: THE PARTIES TO THIS AGREEMENT SHALL NOT EXERCISE ANY RIGHTS THEY MAY HAVE TO ELECT OR DEMAND A TRIAL BY JURY. The Seller and the Agent hereby expressly waive any right to a trial by jury. The Seller acknowledges and agrees that this provision is a specific and material aspect of the agreement between the parties and that the Agent would not enter into this Agreement with Seller if this provision were not part of the agreement.

Dispute Resolution Locale: Any suit, arbitration proceeding, reparation proceeding, claim, or action against the Agent or its present or past officers, agents, or employees shall be brought and heard in the city where the branch sales office of the Agent is or was located with which Seller dealt. If the court, arbitration forum, or reparations tribunal does not conduct hearings in that city, then any such action must be brought and heard in the locale closest to that city in which the court, arbitration forum, or reparations tribunal conducts hearings. This paragraph shall apply even if Seller has related disputes with other parties which cannot be resolved in the same locale.

G.	General

1.	Seller shall pay the Agent $_________ per share of the Stock sold.

2.	Seller and the Agent acknowledge and agree that this Sales Plan is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

3.	This Sales Plan constitutes the entire agreement between the parties with respect to this Sales Plan and supersedes any prior agreements or understandings with regard to the Sales Plan.

4.	All notices to the Agent under this Sales Plan shall be given to the Agent’s Compliance Department in the manner specified by this Sales Plan by telephone at ( ) ___-____, by facsimile at ( ) ___-____ or by certified mail to the address below:

The Agent, Garden States Securities, Inc.

 ________________________

________________________

Attn: Compliance Department

Notices to the Issuer shall be given to:

eWellness Healthcare Corporation

11825 Major Street

Culver City, California 90230

Attn: David Markowski, CFO

and Donna Moore, Secretary

Telephone: (855) 470-1700

Fax: (—) ___-____

Email: _____________

5.	Each Party’s rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of the other party, which may be withheld in such party’s sole discretion.

6.	This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures on all counterparts were upon the same instrument.

7.	If any provision of this Sales Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect.

8.	This Sales Plan shall be governed by and construed in accordance with the internal laws of the State of Missouri, applicable to agreements made and to be fully performed therein and may be modified or amended only by a writing signed by the parties to this Sales Plan.

NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH F.

IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

Date: __________; 2018

Signature:

Print Name:

Title:

The Agent, Garden State Securities, Inc.

By:

Print Name:

Title:

EXHIBIT A

ISSUER REPRESENTATION

1.	eWellness Healthcare Corporation (the “Issuer”) represents that it has approved the Sales Plan dated January 1, 2018 (the “Sales Plan”) between (“Seller”) and the Agent, Garden State Securities, Inc. (“the Agent”) relating to the common stock, $0.001, par value of the Issuer (the “Stock”).

2.	The Issuer confirmes the following with regard to Seller:

1. Position/Affiliation with Issuer
2. Is Seller a Form 4 filer?	YES [ ] NO [ ]
3. Is Seller a Form 144 Filer?	YES [ ] NO [ ]

3.	The sales to be made by the Agent for the account of Seller under the Sales Plan will not violate the Issuer’s insider trading policies, and to the best of the Issuer’s knowledge there are no legal, contractual or regulatory restrictions applicable to Seller or Seller’s affiliates as of the date of this representation that would prohibit the Seller from entering into the Sales Plan or prohibit any sale under the Sales Plan.

4.	If at any time during the Sales Plan Period (as defined in the Sales Plan), (i) Issuer becomes aware of a legal, contractual or regulatory restriction that is applicable to Seller or Seller’s affiliates and that would prohibit any sale under the Sales Plan (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or its securities), (ii) there is a change in the Issuer’s insider trading policies, so that the sales to be made by the Agent for the account of the Seller pursuant to the Sales Plan would violate these policies, or (iii) the Issuer’s board of directors or chief executive officer determines that purchases or sales pursuant to the Sales Plan would have a material adverse effect on the Issuer’s financial condition,, the Issuer agrees to give the Agent’s Compliance Department notice of such restriction by telephone as soon as practicable. Such notice shall be made to Compliance Departmentat (—) ___-____ and shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller. In any event, the Issuer shall not communicate any material nonpublic information about the Issuer or its securities to the Agent.

Moreover, if the sales to be made by the Agent for the account of the Seller under the Sales Plan require that the Issuer meet the Current Public Information provisions contained in paragraph (c) of Rule 144 under the Securities Act of 1933, as amended, the Issuer agrees to give the Agent notice in the manner provided above in the event that the Issuer fails to continue to satisfy the Current Public Information provisions.

5.	If the Stock includes shares that may be sold under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), the Issuer agrees as follows: To avoid delays in connection with transfers of stock certificates and settlement of transactions under the Sales Plan, and in acknowledgment of the Agent’s agreement in paragraph B.10 of the Sales Plan that sales of Stock under the Sales Plan will be effected in compliance with applicable provisions of Rule 144 of the Securities Act of 1933, as amended, and the Agent’s agreement in paragraph C.5 of the Sales Plan to return any unsold shares to the Issuer’s transfer agent for relegending to the extent such shares would then be subject to transfer restrictions in the hands of the Seller, the Issuer agrees that it will, immediately upon Seller’s directing delivery of Stock into an account at the Agent in the name of and for the benefit of Seller, instruct its transfer agent to process the transfer of shares and issue a new certificate to Seller that does not bear any legend or statement restricting its transferability to a buyer.

Date:_______ ; 20___

Signature:

Print Name:

Title of Authorized Officer:

EXHIBIT B

Date: ___________

The Agent, Garden States Securities, Inc.

Attn: Compliance Department

_______________________

_______________________

Re:	Name of Issuer:	eWellness Healthcare Corporation
	Class of Stock:	Common
Number of Shares:

To Whom It May Concern:

I propose to sell shares of Common Stock of eWellness Healthcare Corporation (the “Company”), through the Agent, Garden State Securities, Inc. in accordance with the requirements of Rule 144 (the “Rule”) and I hereby represent:

1.	The following information reflects all sales made during the past three months for my account and for the accounts of others with whom I must aggregate sales under the Rule:

		Amount	Date
a.	Myself
b.	My spouse, children and all other relatives living in our household (or under our control)
c.	Trusts or estates in which any person in (a) or (b) above are trustees, executors or have a 10% beneficial interest
d.	Corporations or other entities (other than the Company) in which persons in (a) or (b) above own collectively 10% or more of any class of equity securities or have a 10% equity interest
e.	Anyone acting in concert with any of the above
f.	All other accounts whose sales must be aggregated, including:
Donees
Pledges
Trusts
Others

2.	The aggregate number of shares of the Company’s Common Stock sold during the preceding three months for my account and for the account of any person indicated in #1, above (as reported in Table II of Form 144) does not exceed the greater of either (a) or (b):

a.	1% of the total outstanding class shares of the Company’s Common Stock.

b.	The average weekly reported trading volume in the Company’s Common stock on all securities exchanges during the four calendar weeks preceding the filing of the above-mentioned Form 144 with the Securities and Exchange Commission.

3.	If the securities being sold are “restricted securities” as defined in paragraph (a)(3) of Rule 144, I confirm that I have been the beneficial owner of such securities for a period of six (6) months as provided in paragraph (d) of the Rule.

4.	I am an affiliate of the issuer, as that term is used in Rule 144(a)(1).

5.	I do not intend to sell shares of the Company’s Common Stock that are not part of this Sales Plan through any other financial institution other than the Agent Nicolaus for the duration of this plan (Include Date Range Here).

6.	I have not made, and will not make, any payment in connection with this sale, other than the usual and customary compensation to the Broker.

7.	I have not solicited or arranged, and will not solicit or arrange for orders to buy in connection with this sale.

8.	Enclosed is an executed copy (copies) of Form 144.

9.	I confirm to you that I am not aware of any material, non-public information about the Company.

10.	I confirm to you that, to the best of my knowledge, the Company is in compliance with the 1934 Act current public information reporting requirements contained in Rule 144 ( c ) (1).

11.	I understand that the transfer agent’s delay in transferring the shares may cause a delay in the payment of the proceeds of the sale.

12.	The Broker and/or the Company’s transfer agent is authorized to rely on the representations herein in connection with this sale, and I consent to the Broker communicating with the Company in connection with such sale.

Very truly yours,

X
Signature	Date:

Print Name	Account No. Of Seller’(s):
X
Joint Signature

Print Joint Name